SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



Date of Report: November 13, 2008

                                               Commission File Number: 033-34078

                          GENESIS COMPANIES GROUP, INC.
             (Exact name of registrant as specified in its charter)

 Delaware                                        72-1175963
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(State of Incorporation)                       (IRS Employer ID Number)

           No. 255 S. Leland Norton Way, San Bernardino, CA, 92408
                 -----------------------------------------------
                    (Address of principal executive offices)

                                  562-972-5888
                           --------------------------
                         (Registrant's Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act
    (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR240.13e-4(c))

Section 4 - MATTERS RELATED TO ACCOUNTANTS & FINANCIAL STATEMENTS

Item 4.01 - Changes in Registrant's Certifying Accountant.

Jaspers + Hall, PC formerly the independent registered public accountant for Genesis Companines Group, Inc. (the Company), was dismissed as the Company's independent registered public accountant on October 21, 2008.

On October 21, 2008, the Board of the Company approved the engagement of new auditors, Ronald R. Chadwick, PC, of Aurora, Colorado to be the Company's independent registered public accountant. No audit committee exists, other than the members of the Board of Directors.

The action to engage new auditors was approved by the Board of Directors. No audit committee exists, other than the members of the Board of Directors.

In connection with audit of fiscal years ended December 31, 2007 and 2006 and the cumulative period of January 1, 2008 through June 30, 2008 and through the date of termination of the accountants, no disagreements exist with the former independent registered public accountant on any matter of accounting principles or practices, financial statement disclosure, internal control assessment, or auditing scope of procedure, which disagreements if not resolved to the satisfaction of the former accountant would have caused them to make reference in connection with their report to the subject of the disagreement(s).

The audit reports by Jaspers + Hall, PC for the fiscal years ended December 31, 2007 and 2006, contained an opinion which included a paragraph discussing uncertainties related to continuation of the Company as a going concern and did not include an adverse opinion or a disclaimer of opinion or were not qualified or modified as to uncertainty, audit scope or accounting principles.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 25, 2008                          GENESIS COMPANINES GROUP, INC.


                                                  By: /s/Daniel Medina
                                                  ---------------------
                                                  Daniel Medina,
                                                  President